Exhibit 23.2

January 26, 2012

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

US Securities and Exchange Commission

placeCityWashington, StateDC PostalCode20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Dream Homes Limited on Form S-1 (Amended) of our audit report, dated Friday, April 15, 2011, relating to the accompanying audited financial statements (and related statements included therein) as of December 31, 2010, 2009, and 2008 which appear in such Registration Statement

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and the Prospectus.

/s/ LGG & Associates, PC

LGG & ASSOCIATES, PC

placeCityLawrenceville, country-regionGeorgia

January 26, 2012